SECOND IRREVOCABLE WARRANT AGREEMENT

NATURAL GAS SYSTEMS, INC.

THIS SECOND IRREVOCABLE WARRANT AGREEMENT (this "Agreement") is made and entered into as of January 31, 2006, between Natural Gas Systems, Inc., a Nevada corporation (the "Company"), and Prospect Energy Corporation, a Maryland corporation ("Holder"). Terms not defined herein shall have the meaning defined in the Loan Agreement (defined below).

RECITALS

WHEREAS, the Company proposes to issue to Holder an irrevocable warrant (the "Warrant") entitling the holder thereof to purchase ONE HUNDRED FIFTY THOUSAND (150,000) shares of common stock, $.001 par value, of the Company (the "Shares" or the "Common Stock");

WHEREAS, the Warrant which is the subject of this Agreement will be issued by the Company to Holder as additional consideration related to a First Amendment to Loan Agreement and to Note, attached hereto as **Exhibit B**, made by the Company to the Holder (the Loan Agreement dated as of February 2, 2005, as so amended, being the "Loan Agreement");

WHEREAS, the Shares issuable upon the exercise of the Warrant herein shall be subject to that certain Registration Rights Agreement dated February 2, 2005, as amended by that certain Amendment No. 1 to Registration Rights Agreement dated January 31, 2006, a copy of which is attached hereto as **Exhibit C**, between the Company and the Holder; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

AGREEMENT

1. Warrant Certificate. The warrant certificate to be delivered pursuant to this Agreement (the "Warrant Certificate") shall be in the form set forth in **Exhibit A**, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement.

2. Right to Exercise Warrant. The Warrant may be exercised, in whole or in part, from the date of this Agreement until 11:59 P.M. (Eastern Standard Time) on the date that is five (5) years after the date of this Agreement (the "Expiration Date"). Notwithstanding anything in this Agreement to the contrary, the Warrant shall expire on the Expiration Date.

The Warrant shall entitle its holder to purchase from the Company one hundred fifty thousand shares of Common Stock (each an "Exercise Share") at an exercise price of $1.4495 per share, subject to adjustment as set forth below ("Exercise Price").

The Company shall not be required to issue fractional shares of Common Stock upon the exercise of the Warrant or to deliver a Warrant Certificate which evidences fractional shares of capital stock. In the event that a fraction of an Exercise Share would, except for the provisions of this paragraph 2, be issuable upon the exercise of the Warrant, the Company shall pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the current market value of the Exercise Share. For purposes of this paragraph 2, the current market value shall be determined as follows:

(a) if the Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, for the last business day prior to the date on which the Warrant is exercised, or, if not so reported, the average of the closing bid and asked prices for a Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company and Holder for that purpose.

(b) if the Shares are listed or traded on a national securities exchange or in the NASDAQ Reporting System, the closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ Reporting System, as the case may be, on the last business day prior to the date of the exercise of the Warrant. The closing price referred to in this clause (b) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices on such day, in either case on the national securities exchange on which the Shares are then listed or in the NASDAQ Reporting System; or

(c) if no such closing price or closing bid and asked prices are available, as determined by the Holder and the Board of Directors of the Company.

3. Mutilated or Missing Warrant Certificate. If the Warrant Certificate shall be mutilated, lost, stolen or destroyed prior to the Expiration Date, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest.

4. Reservation of Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares or its authorized and issued Shares held in its treasury for the purpose of enabling it to satisfy its obligation to issue Exercise Shares upon exercise of the Warrant, the full number of Exercise Shares deliverable upon exercise of the Warrant.

The Company covenants that all Exercise Shares which may be issued upon exercise of the Warrant will be validly issued, fully paid and non-assessable outstanding Shares of the Company.

5. Rights of Holder. The Holder shall not, by virtue of anything contained in this Agreement or otherwise, prior to exercise of the Warrant, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company of any other matter.

6. Investment Intent; Accredited Investor. Holder represents and warrants to the Company that Holder is acquiring the Warrant for investment purposes and with no present intention of distributing or reselling the Warrant. Holder represents that it is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Act").

7. Certificate to Bear Legend. The Warrant and the certificate therefor shall bear the following legend by which each holder shall be bound:

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN

EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

The Exercise Shares and the certificate or certificates evidencing any such Exercise Shares shall bear the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

The Warrant or Exercise Shares, as the case may be, without such legend shall be issued if such Warrant or Exercise Shares are sold pursuant to an effective registration statement under the Act or if the Company has received an opinion from counsel reasonably satisfactory to counsel for the Company that such legend is no longer required under the Act.

8. Adjustment of Number of Shares and Class of Capital Stock Purchasable. The number of Exercise Shares and class of capital stock purchasable under the Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a) Adjustment for Change in Capital Stock. If the Company:

(i) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock;

(ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

(iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock

then the number and classes of Exercise Shares purchasable upon exercise of the Warrant in effect immediately prior to such action shall be adjusted so that the holder of the Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

For a dividend or distribution the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

If after an adjustment the holder of the Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in

good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Exercise Shares in this Agreement.

(b) Consolidation, Merger or Sale of the Company. If the Company is a party to a consolidation, merger, transfer of assets or any other business combination which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company's obligations under this Agreement. Upon consummation of such transaction, the Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of the Warrant would have owned immediately after the consolidation, merger, transfer or business combination if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 8. The provisions of this Section 8(b) shall similarly apply to successive reclassifications, reorganizations, consolidations, mergers or other business combinations.

9. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successor and assigns hereunder.

10. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all proposes be deemed to be an original, and such counterparts shall together constitute by one and the same instrument.

11. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows: if to the Company: Natural Gas Systems, Inc., Two Memorial City Plaza, 820 Gessner, Suite 1340, Houston, TX 77024, Attention: Chief Executive Officer, and to the Holder: at the address of the Holder appearing on the books of the Company or the Company's transfer agent, if any.

Either the Company or the Holder may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Paragraph 11.

12. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity or to be correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder. Except as set forth in the immediately preceding sentence, this Agreement may not be amended without the prior written consent of the Holder.

13. Severability. If for any reason any provision, paragraph or term of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Agreement shall be deemed to be severable.

14. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed and construed in accordance with the laws of said State.

17. Headings. Paragraphs and subparagraph headings, used herein are included herein for convenience of reference only and shall not affect the construction of this Agreement nor constitute a part of this Agreement for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

COMPANY
Natural Gas Systems, Inc.

By: ______________________________
Name: Robert S. Herlin, CEO

HOLDER:
Prospect Energy Corporation

By: ______________________________
Name: ______________________________

SECOND IRREVOCABLE WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

SECOND IRREVOCABLE WARRANT TO PURCHASE SHARES
OF COMMON STOCK OF
NATURAL GAS SYSTEMS, INC

Initial Number of Shares:	150,000
Exercise Price:	$1.4495 per share
Date of Grant:	January 31, 2006
Expiration Date:	January 31, 2011

THIS CERTIFIES THAT, Prospect Energy Corporation, a Maryland corporation, or any person or entity to whom the interest in this Irrevocable Warrant (the "Warrant") is lawfully transferred ("Holder") is entitled to purchase the above number (as adjusted pursuant to Section 4 hereof) of fully paid and non-assessable shares of the Common Stock (the "Shares") of Natural Gas Systems, Inc., a Nevada corporation (the "Company), having an Exercise Price as set forth above, subject to the provisions and upon the terms and conditions set forth herein and in the Second Irrevocable Warrant Agreement dated January 31, 2006 (the "Warrant Agreement"). The exercise price, as adjusted from time to time as provided herein, is referred to as the "Exercise Price."

1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time commencing on the Date of Grant and ending on the Expiration Date, after which time the Warrant shall be void.

2. Method of Exercise; Payment; Issuance of New Warrant. Subject to Section 1 hereof, the right to purchase Shares represented by this Warrant may be exercised by Holder, in whole or in part, for the total number of Shares remaining available for exercise by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by check made payable to the Company drawn on a United States bank and for United States funds, or by delivery to the Company of evidence of cancellation of indebtedness of the Company to such Holder, of an amount equal to the then applicable Exercise Price per share multiplied by the number of Shares then being purchased or by net exercise pursuant to Section 6 hereof. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased shall be promptly delivered to Holder and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be promptly delivered to Holder.

3. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be the Exercise Price, as adjusted from time to time pursuant to Section 4 hereof.

4. Adjustment of Number of Shares. The number of shares and/or class of capital stock purchasable upon exercise of this Warrant are subject to adjustment as provided in Section 8 of the Warrant Agreement.

5. Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). Subject to the provisions of this Section 5, title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery.

6. Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to exchange this Warrant for Shares equal to the value of this Warrant by surrender of this Warrant, together with notice of such election, at the principal office of the Company, in which event the Company shall issue to the holder a number of Shares computed using the following formula:

$$X = \frac{Y(A-B)}{A}$$

Where:

X= the number of Shares to be issued to the holder.

Y= the number of Shares to be purchased under this Warrant.

A= value per share of one Share determined in accordance with Section 2 of the Warrant Agreement.

B= the Exercise Price (as adjusted).

7. Registration Rights. Upon exercise of this Warrant , the Holder shall have and be entitled to exercise, together with all other holders of registrable securities possessing "piggy back" registration rights under that certain Registration Rights Agreement dated February 2, 2005, as amended by that certain Amendment No. 1 to Registration Rights Agreement dated January 31, 2006 (as so amended, the "Registration Rights Agreement"), a copy of which is attached hereto as **Exhibit C**, between the Company and the parties who have executed the counterpart signature pages thereto or are otherwise bound thereby, the rights of registration granted under the Registration Rights Agreement (with respect to the Shares of Common Stock issuable upon exercise of this Warrant). By its receipt of this Warrant, Holder agrees to be bound by the Registration Rights Agreement.

8. Miscellaneous. The Company covenants that it will at all times reserve and keep available, solely for the purpose of issue upon the exercise hereof, a sufficient number of Shares to permit the exercise hereof in full. Such Shares, when issued in compliance with the provisions of this Warrant and the Company's Certificate of Incorporation, will be duly authorized, validly issued, fully paid and non-assessable. No Holder of this Warrant, as such, shall, prior to the exercise of this Warrant, be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon Holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns. This Warrant shall be governed by and construed under the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed and delivered this Warrant as of the 31st day of January, 2006.

Holder:	Company:
Prospect Energy Corporation	Natural Gas Systems, Inc., a Nevada Corporation
By: ______________________________	By: ______________________________
Name: ____________________________	Name: ____________________________

EXHIBIT A

NOTICE OF EXERCISE

TO: NATURAL GAS SYSTEMS, INC.

1. The undersigned hereby elects to purchase ________ shares of the Common Stock of NATURAL GAS SYSTEMS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

2. The undersigned hereby elects to purchase _________ shares of the Common Stock of NATURAL GAS SYSTEMS, INC. pursuant to the terms of the attached Warrant on a net exercise basis in accordance with Section 6.

3. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

Name:______________________________

Tax ID:__________________

Address:______________________________

____

____

____

____

Signed:______________________________

Date:__________________

EXHIBIT C

Copy of Registration Rights Agreement